Exhibit No. 32.1

CERTIFICATION
OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Century Controls International, Inc. does hereby certifiy that:

a.	The Quarterly Report on Form 10-QSB of Century Controls International, Inc. for the quarter ended November 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Century Controls International, Inc.

Date: January 14, 2005	By:	/s/ Leo Christiansen
Leo Christiansen Chief Executive and Financial Officer

A signed original of this written statement required by Section 906 has been provided to Century Controls International, Inc. and will be retained by Century Controls International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.